UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2006
ViewCast.com, Inc.
(Exact name of registrant as specified in its charter)
0-29020
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	75-2528700 (I.R.S. Employer Identification No.)
3701 W. Plano Parkway, Suite 300
Plano, Texas 75075
(Address of principal executive offices, with zip code)
(972) 488-7200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 1, 2006, ViewCast.com, Inc. dba ViewCast Corporation (the “Registrant”) entered into an OEM-IN HARDWARE (WITH SOFTWARE) LICENSE AND PURCHASE AGREEMENT (the “Agreement”) with Cisco Systems, Inc. (“Cisco”) pursuant to which the Registrant will sell and license certain products to Cisco for resale on a stand-alone basis and/or as incorporated into Cisco’s products. The products shall be manufactured by the Registrant according to certain agreed upon product specifications, as modified from time to time by written agreement of Cisco and Registrant. The Registrant will initially provide a customized version of its Niagara® GoStream and Niagara PowerStream Pro products to be delivered as ordered by Cisco in accordance with the terms of the Agreement. Unless terminated earlier as provided therein, the Agreement has a term of one (1) year commencing from the stated Effective Date of October 30, 2006. This Agreement shall be renewed automatically for additional successive one (1) year periods, unless notice of non-renewal is given to the other party no later than ninety (90) days prior to the expiration of the initial term or then current renewal term.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViewCast.com, Inc.
Date: November 2, 2006	By:	/s/ Laurie L. Latham
Laurie L. Latham
Chief Financial Officer